CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Post-Effective  Amendment No. 21 to  Registration
Statement No. 33-30471 of Centennial California Tax Exempt Trust on Form N-1A of
our report  dated  August 15, 2005,  appearing  in the  Statement of  Additional
Information,  which is part of such Registration Statement, and to the reference to us under the headings "Independent  Registered Public Accounting Firm" in the
Statement  of  Additional   Information   and  "Financial   Highlights"  in  the
Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP

Denver, Colorado
October 13, 2005